SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 7, 2006
AZTAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-5440 (Commission File Number)	86-0636534 (I.R.S. Employer Identification Number)
2390 East Camelback Road, Suite 400, Phoenix, Arizona (Address of principal executive offices)		85016 (Zip Code)
Registrant's telephone number, including area code (602) 381-4100
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
(a)

At a meeting of the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Aztar Corporation (the "Company"), held on February 7, 2006, the Committee took the following actions with regard to the executive officers of the Company listed below.

Salaries

Annual salaries, effective February 24, 2006, their annual review date, were set as follows:

		Robert M. Haddock Nelson W. Armstrong, Jr. Neil A. Ciarfalia Joe C. Cole Meridith P. Sipek	$ 950,000 $ 300,000 $ 400,000 $ 160,000 $ 250,000

Bonus - 2006

Each of these executive officers will be eligible for a bonus that will be based on performance of duties, the Company's financial performance, and the contribution made by the officer in positioning the Company to meet its five-year plan.

Bonus - 2005 Under the 2005 incentive bonus program for senior management, the Committee awarded bonuses for 2005, payable in 2006 to the following executive officers:
		Robert M. Haddock Nelson W. Armstrong, Jr. Neil A. Ciarfalia Joe C. Cole Meridith P. Sipek	$1,075,000 $ 154,385 $ 180,577 $ 46,212 $ 134,538
Severance Agreement The expiration date of Nelson W. Armstrong, Jr.'s Severance Agreement, dated July 18, 1995 and amended March 24, 1998 and December 29, 2005 was extended to March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AZTAR CORPORATION By: N.W. ARMSTRONG, JR. Nelson W. Armstrong, Jr. Vice President, Administration and Secretary

Date:  February 9, 2006